Exhibit 5.2

Hogan Lovells US LLP 390 Madison Avenue New York, NY 10017 T: +1 212 918 3000 F: +1 212 918 3100 www.hoganlovells.com

February 1, 2023

Board of Directors

OncoSec Medical Incorporated

24 N. Main Street

Pennington, NJ 08534

To the addressee referred to above:

We are acting as special New York counsel to OncoSec Medical Incorporated, a Nevada corporation (the “Company”), in connection with its registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering, pursuant to the Securities Purchase Agreement in the form filed as Exhibit 10.26 to the Registration Statement (the “Securities Purchase Agreement”) of an aggregate of $12,500,000 of the Company’s securities, consisting of (a) 6,188,118 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), (b) 6,188,118 pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock, (c) 6,188,118 warrants (the “Common Warrants”) to purchase shares of Common Stock, and (d) an aggregate of 12,376,236 shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) and Common Warrants (the “Common Warrant Shares”). The Pre-Funded Warrants and the Common Warrants are collectively referred to as the “Warrants.”

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the laws of the State of New York (but not including any statutes, rules, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations.

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In connection with the opinion expressed below, we have assumed that at or prior to the time of the issuance of the Warrants: (i) the Company is, and shall remain, validly existing as a corporation under the laws of the State of Nevada; (ii) the Securities Purchase Agreement to be entered into in connection with the Warrants has been duly authorized, executed and delivered by the Company; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Warrants. We have also assumed that the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, and (ii) execution and delivery by the Company of the Securities Purchase Agreement, each Warrant to be delivered in accordance with the Securities Purchase Agreement, will constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions expressed above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances and fraudulent, preferential or voidable transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law), including, without limitation, principles limiting the availability of specific performance and injunctive relief.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP

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